Exhibit 10.1

2008 ANNUAL INCENTIVE PLAN

ALABAMA NATIONAL BANCORPORATION

ANNUAL INCENTIVE PLAN

(Approved as of May 23, 2007)

1. PURPOSE.

The purpose of the Plan is to enable the Company to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. The Plan is designed to assure that amounts paid to certain executive officers of the Company will not fail to be deductible by the Company for federal income tax purposes because of the limitations imposed by Section 162(m).

2. DEFINITIONS.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Board” shall mean the Board of Directors of Alabama National BanCorporation.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(c) “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m).

(d) “Company” shall mean Alabama National BanCorporation and its subsidiaries.

(e) “Covered Employee” shall have the meaning set forth in Section 162(m).

(f) “Participant” shall mean (i) each executive officer of Alabama National BanCorporation and (ii) each other key employee of the Company who the Committee designates as a participant under the Plan.

(g) “Plan” shall mean the Alabama National BanCorporation Annual Incentive Plan, as set forth herein and as may be amended from time to time.

(h) “Section 162(m)” shall mean Section 162(m) of the Code.

(i) “2 1/2 Month Period” shall mean as soon as practical after award amounts are no longer subject to a substantial risk of forfeiture, but in no event later than the later of the 15th day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture or the 15th day of the third month following the end of Alabama National BanCorporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; an amount shall be considered no longer subject to a substantial risk of forfeiture on the last day of the applicable calendar year for which the bonus is earned.

3. ADMINISTRATION.

The Committee shall administer and interpret the Plan, provided that, in no event shall the Plan be interpreted in a manner that would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

4. BONUSES.

(a) Performance Criteria. Prior to March 31 of each year (or such earlier date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such year. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) net income; (ii) operating income; (iii) income per share; (iv) total revenue; (v) total revenue per share; (vi) return on equity; (vii) return on assets; (viii) return on average equity; (ix) return on average assets; (x) division or subsidiary income; (xi) division or subsidiary revenues; (xii) credit quality measures; or (xiii) other reasonable bases, provided that, to the extent required to qualify compensation paid to certain executive officers under the Plan as performance based compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) through (xii) above.

(b) Maximum Amount Payable. If the Committee certifies that any of the performance objectives established for the relevant year under Section 4(a) has been satisfied, each Participant who is employed by the Company on the last day of the calendar year for which the bonus is payable shall be entitled (subject to the provisions of Section 4(c) hereof) to receive an annual bonus of up to 200% of such Participant’s base salary, up to a maximum of $2,000,000. In the event a Participant voluntarily resigns employment or is terminated involuntarily prior to the last day of the calendar year for which the bonus is payable, any award will be forfeited. Unless the Committee shall otherwise determine, if a Participant’s employment terminates because of the death, disability or retirement under the terms of any retirement plan maintained by the Company prior to the last day of the calendar year for which the bonus is payable, such Participant shall receive an annual bonus equal to the amount that the Participant would have received as an annual bonus award if such Participant had remained an employee through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the calendar year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is 365.

(c) Negative Discretion. Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

(d) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum bonus payable under Section 4(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any calendar year, regardless of whether performance objectives are attained.

5. PAYMENT.

(a) General Timing of Payment. Subject to Sections 5(b) and 5(c) below and except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 will be made in cash as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus), but in no event later than the 2 1/2 Month Period.

(b) Deferral of Bonuses. Each Participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payment of any award amounts in accordance with said plan.

(c) Delay of Payment. Notwithstanding anything in the Plan to the contrary, the Committee may defer all or any portion of any payment of a bonus to be made hereunder beyond the 2 1/2 Month Period if the Committee determines that (i) it is administratively impracticable (determined in accordance with Code Section 409A) to make the payment within the 2 1/2 Month Period or to the extent that making the payment within the 2 1/2 Month Period will jeopardize the solvency of the Company, and (ii) as of the date upon which the legally binding right to the compensation arose, such impracticability or insolvency was unforeseeable, and the payment is made as soon as is reasonably practicable. Further, in the event that any award hereunder (i) is deemed to be “nonqualified deferred compensation” under Code Section 409A, and (ii) the Committee reasonably anticipates that the Company’s deduction with respect to such payment otherwise would be limited or eliminated by application of Section 162(m) in the year in which such award would otherwise be paid, the Committee may delay payment of all or any portion of such award; provided, however, that payment must be made either at the earliest date at which the Committee reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Section 162(m) or the calendar year in which the Participant separates from service (within the meaning of Code Section 409A).

6. GENERAL PROVISIONS.

(a) Effectiveness of the Plan. The Plan shall be effective May 23, 2007, and will apply to bonus awards relating to calendar years beginning on or after December 31, 2007. It is intended that this Plan supercede the Company’s Second Amendment and Restatement of the Alabama National BanCorporation Annual Incentive Plan for calendar years beginning January 1, 2008 and thereafter.

(b) Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however that, (i) except as set forth in (iii) below, no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year that has already commenced, (ii) no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m), and (iii) subject to (ii) above, at any time the Committee determines that the Plan or any award hereunder may be subject to Code Section 409A, the Committee shall have the right, in its sole discretion to amend the Plan as it may determine is necessary or desirable either for the Plan or awards to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the awards.

(c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (a beneficiary may be an entity other than a natural person) to receive any payments that may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or if the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d) Delegation. Except where delegation is not permitted by Section 162(m), the Committee may delegate authority for establishing performance goals and for the certification of the achievement of such goals for Participants who are not executive officers of the Company to the Chief Executive Officer or President of Alabama National BanCorporation.

(e) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company.

(f) Interpretation. Notwithstanding anything else contained in this Plan to the contrary, to the extent required to so qualify any award as other performance based compensation within the meaning of Section 162(m)(4)(C), the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan (such as the right to pay a bonus without regard to the achievement of the relevant performance objectives) with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation. It is intended that this Plan, as written and in operation, will be exempt from Code Section 409A; however, if payments are otherwise deemed “nonqualified deferred compensation” under Code Section 409A, then payment will be made within the guidelines of Code Section 409A to the extent possible, and the specified payment date applicable to an award shall be the calendar year in which the award is determined by the Committee to have been earned; provided however, that if the payments are deemed “nonqualified deferred compensation” and a Participant is deemed to be a “specified employee” (within the meaning of Code Section 409A), then amounts payable under this Plan shall not be paid until the date that is six months after the date of the Participant’s separation from service (within the meaning of Code Section 409A), or the date on which such Participant dies, if earlier.

(g) No Limitation to Corporation Action. Nothing in this Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the eligible employees of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company (whether or not approved by stockholders), any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments.

(h) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation that acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(i) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable federal, state and local income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment.

(j) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(k) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(l) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

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